Exhibit 10.12

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This First Amendment (“First Amendment”) to Exclusive License Agreement effective as of Dec,. 11 2020 (“First Amendment Effective Date”) is by and between: EISAI INC., with its principal office at 100 Tice Blvd., Woodcliff Lake, NJ 07093, United States of America (“Eisai”) and ALLARITY THERAPEUTICS A/S, with its principal office at Venlighedsvej I, DK-2970 Hoersholm, Denmark (“Allarity”)(formerly Oncology Venture A/S), with reference to the following:

WITNESSETH:

WHEREAS, as of July 6, 2017, the Parties entered into an Exclusive License Agreement, (the “Original Agreement”) relating to the cancer drug E7449 (now Stenoparib (2X-121)), aPARP inhibitor,

WHEREAS, Eisai and Allarity desire to amend certain provisions of the Original Agreement, in order to expand the Field, to reflect the modifications, amendments, deletions and supplements set forth below.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and covenants of Parties set forth herein, the Parties have agreed as follows:

1. Definitions

Capitalized terms used in this First Amendment and not defined herein shall have the meanings assigned thereto in the Original Agreement.

2. Amendments and Agreements

I)	In Section 1.1 of the Original Agreement, the definition of “Field” is hereby amended and restated in its entirety as follows:

“Field” shall mean as of the Effective Date, any and all preventative, therapeutic and/or diagnostic uses related to cancer or viral infection in humans (including without limitation coronavirus vaccines and other treatments); it being understood and agreed that, effective upon receipt by Allarity of rights to the CNS Field pursuant to any definitive agreement with Eisai as contemplated by Section 2.4, references to “Fie]d” in this Agreement shall be deemed to include the CNS Field.

3. Effect

This First Amendment shall be effective from the First Amendment Effective Date.

4. No Other Amendments

This First Amendment shall be deemed to be part of and incorporated into the Original Agreement. Except as expressly set forth in this First Amendment, all of the terms and conditions of the Original Agreement shall remain unchanged and are ratified, confirmed in all respects, and remain in full force and effect.

5. Counterparts

This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this First Amendment delivered by facsimile transmission or by electronic mail in “portable document format” shall be as effective as an original executed signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment through their duly authorized representatives and made effective as of the First Amendment Effective Date.

Allarity Therapeutics		A/S Eisai

By:	/s/ James Cullum	By:	/s/ Takashi Owa
Name:	James Cullum	Name:	Takashi Owa
Title:	Senior VP., Corporate Development	Title:	Chief Medicine Creation Officer Oncology Business Group Eisai Inc.

Date:	December 11, 2020	Date:	December 10, 2020

{Signature Page to First Amendment to Exclusive License Agreement between OV and Eisai}